Exhibit 99.1

Greenwave Technology Solutions (Nasdaq:GWAV) Secures Ownership of Key Real Estate, Saving $1.7M Annually and Boosting Strategic Opportunities

December 2, 2024 – Chesapeake, VA – Greenwave Technology Solutions, Inc. (Nasdaq: GWAV) (“Greenwave” or the “Company”), a leading operator of metal recycling facilities across Virginia, North Carolina, and Ohio, has taken a transformative step by acquiring the real estate for seven of its core facilities. This strategic iniative, facilitated through a purchase from Chief Executive Officer Danny Meeks, thereby reduces the Company’s annual rent expenses by approximately $1.7 million, enhancing cashflow and positioning Greenwave for future growth and potential high-value strategic transactions.

Unmatched Competitive Edge in the Metal Recycling Industry

Greenwave holds a portfolio of highly coveted operational licenses for its metal recycling facilities. These licenses, often protected by grandfathered municipal codes, provide significant barriers to entry for competitors in tightly regulated markets.

Key highlights include:

●	Norfolk, VA Facility: Positioned near the largest U.S. Naval Base, Greenwave’s Norfolk facility benefits from a steady influx of prime scrap metal and holds one of the only Virginia Department of Motor Vehicles automotive recycler/demolisher licenses in the city.
●	Virginia Beach, VA Facility: Greenwave operates the sole metal recycling facility in the state’s largest city, Virginia Beach, strategically located near NAS Oceana and the region’s thriving industrial core.
●	Portsmouth, VA Facility: A cost-effective hub for domestic and international shipments due to its proximity to the Port of Virginia, the Company’s license for its Portsmouth facility is shielded by grandfathered regulations.

For more information, please see the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 2, 2024.

About Greenwave – One of the Mid Atlantic’s Leading Metal Recyclers

As an operator of 13 metal recycling facilities, Greenwave Technology Solutions, Inc. (Nasdaq: GWAV) supplies leading steel mills and industrial conglomerates with ferrous and non-ferrous metal. Because steel is one of the most commonly recycled materials worldwide, Greenwave supplies the raw metal utilized in critical infrastructure projects and U.S. warships vital to American national security interests. Headquartered in Chesapeake, VA, the Company has 167 employees with metal recycling operations across Virginia, North Carolina, and Ohio.

For detailed financials and updates, visit www.GWAV.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, margin expansion and cashflow projections. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company’s common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:

(800) 490-5020

Info@GWAV.com